Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2020 with respect to the audited consolidated financial statements of Power REIT for the year ended December 31, 2019.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 20, 2020